UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

June 17, 2016
Date of Report (Date of Earliest Event Reported)

Leidos Holdings, Inc. (Exact Name of Registrant as Specified in its Charter)

Delaware (State of Incorporation)	001-33072 (Commission File Number)	20-3562868 ( I.R.S. Employer Identification No.)

11951 Freedom Drive, Reston, Virginia 20190 (Address of Principal Executive Offices) (Zip Code)

(571) 526-6000 (Telephone Number)

Not applicable (Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On June 17, 2016, Leidos Holdings, Inc. (the “Company”) set August, 8, 2016 as the date of the Company’s 2016 annual meeting of stockholders (the “Annual Meeting”). Because the date of the Annual Meeting has been changed by more than 70 calendar days from the date of the anniversary of the Company’s 2015 annual meeting of stockholders, the Company has set a new deadline for submission of stockholder proposals intended to be included in the Company’s proxy materials for the Annual Meeting. Stockholders who wish to have a proposal considered for inclusion in the Company’s proxy materials for the Annual Meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), must ensure that such proposal is received by the Company at Leidos Holdings, Inc., 11951 Freedom Drive, Reston, Virginia 20190, Attention: Corporate Secretary on or before the close of business on June 27, 2016. Any such proposal must also comply with the rules and regulations of the Securities and Exchange Commission under Rule 14a-8 in order to be eligible for inclusion in the proxy materials for the Annual Meeting.

In addition, in accordance with the requirements contained in the Company’s Amended and Restated Bylaws (the “Bylaws”), stockholders who wish to bring business before the Annual Meeting outside of Rule 14a-8 of the Exchange Act or to nominate a person for election as a director must ensure that written notice of such proposal (including all of the information specified in the Bylaws) is received by the Company’s Secretary at the address specified above no later than the close of business on June 27, 2016. Any such proposal or nomination must meet the requirements set forth in the Bylaws in order to be brought before the Annual Meeting.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEIDOS HOLDINGS, INC.

Date: June 17, 2016	By:	/s/ Raymond L. Veldman
Raymond L. Veldman
	Its:	Senior Vice President, Deputy General Counsel and Corporate Secretary